Exhibit 10.1



                              INVESTMENT AGREEMENT



                                 by and between



                           NEXTEL COMMUNICATIONS, INC.

                                       and

                              MICROSOFT CORPORATION





                             Dated as of May 7, 1999




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                              INVESTMENT AGREEMENT

          This INVESTMENT AGREEMENT (this "Agreement") is entered into as of May 7, 1999, by and between Nextel Communications, Inc., a Delaware corporation (the "Company"), and Microsoft Corporation, a Washington corporation ("Investor").

          Unless the context otherwise requires, terms capitalized and not otherwise defined in context have the meanings set forth or cross-referenced in
Article 9 of this Agreement.

                                    RECITALS:

     WHEREAS, the Company is planning to institute a variety of mobile data and wireless Internet access services in certain market areas currently covered by its Digital Mobile Network, and will require funding for such purposes and for the general conduct of its business activities and other corporate purposes;

     WHEREAS, on or about the date of this Agreement, the Company and Investor are entering into the Nextel Online Portal and Co-Marketing Agreement (the "Portal Agreement") pursuant to which Investor will furnish to the Company certain portal services and related assistance in connection with the Company's planned conduct of such mobile data and wireless Internet access services; and

     WHEREAS, to induce the Company to select Investor and its Affiliates over other competing providers of such services and assistance, and to induce the Company to enter into such Portal Services Agreement, the Investor is willing to commit to make a significant equity investment in the Company, all on the terms and conditions set forth herein.

                                   AGREEMENT:

          In consideration of the recitals and the mutual covenants of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          ARTICLE 1. ISSUANCE AND PURCHASE OF COMMON STOCK.

          1.1     Purchase of Securities and Closing Matters.

          (a) Subject to the other terms and conditions set forth in this Agreement (including, without limitation, those set forth in Section 1.5, below), at the Closing, Investor will purchase from the Company, and the Company will sell to Investor, 16,666,667 shares of Common Stock (the "Investor Shares") for a purchase price of $600,000,012 (the "Purchase Price"). The number of Investor Shares will be adjusted to reflect any stock split or combination, stock dividend, or other adjustment to the Common Stock occurring between the date of this Agreement and the Closing Date. The Investor Shares are being purchased solely in reliance on the Company's representations and warranties set forth in Article 3 and sold in reliance on

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Investor's representations and warranties set forth in Article 4. The Investor
Shares are subject to the Transfer restrictions set forth in Article 6.

          (b)    Unless this Agreement has been terminated in accordance with
Article 8, the closing of the Transaction (the "Closing") will, subject to the provisions of Article 2, occur as soon as practicable after all of the conditions set forth in Article 2 have either been fulfilled or waived. The Closing will take place at the offices of the Company at 2001 Edmund Halley Drive, Reston, Virginia, at 10:00 a.m., local time, or at such other time, place or location as the parties may hereafter agree. At the Closing:

               (i) Investor will pay, by wire transfer of immediately available funds to an account designated in writing by the Company, the Purchase Price;

               (ii) The parties will execute and deliver the Registration Rights Agreement;

               (iii) the parties will execute and deliver such agreements or other documents as may be necessary to evidence the satisfaction or, if appropriate, the waiver of any conditions to Closing set forth in
          Article 2;

               (iv) the Company will deliver to Investor a copy of its letter to the Transfer Agent, irrevocably instructing the Transfer Agent to, within three Business Days from the Closing Date, issue a certificate or certificates to Investor representing the Investor Shares and deliver the same to Investor at the address designated by Investor;

               (v)       each party will execute and deliver to the other:

                    (A) A certificate from its secretary, certifying as to the incumbency of any officer(s) signing this Agreement, the Registration Rights Agreement and any other agreements, instruments or documents executed and delivered by such party at the Closing, and attaching certified original copies of (x) such party's charter documents and by-laws and (y) all corporate resolutions or actions authorizing the execution, delivery or performance of this Agreement, the Registration Rights Agreement and any other agreements, instruments or documents executed and delivered by such party at the Closing; and

                    (B)      The officer's certificate described in Section 2.2
               (a), in the case of Investor, or Section 2.3(a), in the case of the Company.

          1.3 Legend. Each certificate representing any of the Investor Shares (including, without limitation, any shares issued in connection with any subsequent adjustment thereof) will bear the following legend, together with any and all other legends as may be required under applicable law (and the Company may issue appropriate corresponding stop transfer instructions to the Transfer Agent):

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               The securities represented by this certificate or instrument have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any applicable state law and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement under the Act or such laws or an opinion of counsel reasonably satisfactory to the Company that such a registration is not required under the Act or such laws and the rules and regulations promulgated thereunder.

               The securities represented by this certificate or instrument are subject to certain restrictions on transfer as set forth in the Investment Agreement, dated as of May 7, 1999, a copy of which is on file at the principal executive offices of the Company. Any registration of transfer of such securities on the books of the Company will be subject to compliance with such restrictions.

          The Company agrees (1) to remove the legend set forth in the second preceding paragraph upon receipt of an opinion of counsel in form and substance reasonably satisfactory to the Company that the Investor Shares are eligible for transfer without registration under the Securities Act and (2) to remove the legend set forth in the immediately preceding paragraph at such time as a Transfer is permitted pursuant to Article 6 of this Agreement; Investor acknowledges that the removal of any legend will not diminish or release Investor from the Transfer restrictions and holding period obligations applicable to the Investors Shares pursuant to Section 6 hereof.

          1.4 Stamp Tax. The Company will pay all stamp and other taxes, if any, that may be payable in respect to the issuance, sale and delivery to Investor of the Investor Shares and will save Investor harmless against any loss or liability resulting from nonpayment or delay in payment of any such taxes.

          1.5 Designation of Selling Entity. Investor understands and agrees that the Company may elect, in its sole and absolute discretion, to have any one or more of its wholly owned subsidiaries sell and deliver to Investor shares of Common Stock held by any such Subsidiary, in lieu of the Common Stock that otherwise would be issued and sold to Investor at the Closing, and that all such shares of Common Stock (whether issued and sold by the Company, or sold and delivered by a Subsidiary of the Company, to Investor at the Closing) will constitute the Investor Shares for all purposes of this Agreement. If the Investor Shares are sold and delivered by any Subsidiary of the Company to Investor at the Closing, Investor will (unless otherwise instructed in the Pre-Closing Notice from the Company referred to below) make payment of the appropriate portion of the Purchase Price therefor directly to the delivering Subsidiary. The Company acknowledges and agrees that all shares of Common Stock purchased by Investor at the Closing (whether issued and sold by the Company, or sold and delivered by a Subsidiary of the Company, to Investor) will constitute the Investor Shares for all purposes of this Agreement. At least five Business Days prior to the Closing, the Company will deliver to Investor a written notice (the "Pre-Closing Notice") indicating (i) the date on which the Closing is proposed to occur (assuming satisfaction or waiver of all conditions to Closing), which shall be at least five Business Days after the date on which Investor receives such Pre-Closing Notice, (ii) if any adjustment has been made to the Common Stock as contemplated by Section 1.1(a), above, the total number of the Investor Shares to be sold and purchased at the Closing, (iii) the identity of any sellers of any such Investor Shares other than the Company (and the number of the Investor Shares being sold by each of such other sellers), (iv) the allocation of the Purchase Price by the Investor among the Company and each other seller of any Investor Shares and (v) all relevant wire transfer instructions or other payment information. If the Company fails to indicate otherwise in the Pre-Closing Notice delivered to Investor, the Company will be deemed to have delivered a Pre-Closing Notice proposing a Closing Date that is five Business Days after the date on which Investor receives such Pre-Closing Notice (or the first Business Day thereafter on which all other conditions to Closing have been satisfied or waived) and indicating that all of the Investor Shares to be purchased and sold at the Closing are being issued and sold by the Company to Investor and that the Investor is to pay the entire Purchase Price to the Company as contemplated in Section 1.1(a), above.

                        ARTICLE 2. CONDITIONS TO CLOSING.

          2.1 Conditions to Each Party's Obligations. The obligations of each party to consummate the Transaction are subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any or all of which may be waived in whole or in part by the party benefitted thereby, to the extent permitted by applicable Law:

          (a) No Injunction. The absence of any pending or threatened injunction or Order of any Governmental Authority prohibiting, enjoining or otherwise restraining the consummation of the Transaction or the performance of any party's obligations hereunder or under any other agreement to be entered into by the parties in connection with the consummation of the Transaction.

          (b) HSR Act; Approvals. All applicable waiting periods under the HSR Act will have expired or been terminated and any other necessary Authorizations will have been obtained from the appropriate Governmental Authorities.

          2.2 Conditions to Investor's Obligations. Investor's obligation to consummate the Transaction is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any or all of which may be waived in whole or in part by Investor, to the extent permitted by applicable
Law:

          (a) Representations and Warranties True. The representations and warranties of the Company in this Agreement will have been true in all material respects when made on the date hereof, and, as of the Closing, will be true in all material respects, except for those representations and warranties that are qualified by materiality or material adverse effect, which representations and warranties will be true and correct, except for (i) changes resulting from the consummation of the Transaction, or any one or more of the Currently Announced Transactions, (ii) changes or events that do not, individually or in the aggregate, have a material adverse effect on the Business Condition of the Company and its Subsidiaries, taken as a whole, and (iii) representations and warranties that speak as of a specific date other than the Closing Date (which need be correct only as of such other date). The Company will deliver an officer's certificate, dated the Closing Date, confirming that the conditions set forth in this Section 2.2(a) are, except as set provided for above, satisfied on the Closing Date.

          (b) Performance. The Company has performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

          (c) Opinion of Counsel. Investor shall have received an opinion dated as of the Closing Date of Jones, Day, Reavis & Pogue, counsel to the Company, substantially in the form attached as Exhibit B.

          (d) Pre-Closing Notice. The Company shall have given the Pre-Closing Notice to the Investor.

          2.3 Conditions to the Company's Obligations. The Company's obligation to consummate the Transaction is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any or all of which may be waived in whole or in part by the Company, to the extent permitted by applicable
Law:

          (a) Representations and Warranties True. The representations and warranties of Investor in this Agreement were true in all material respects when made on the date hereof, and, as of the Closing, will be true in all material respects, except for those representations and warranties that are qualified by materiality or material adverse effect, which representations and warranties will be true and correct, except for (i) changes resulting from the consummation of the Transaction, and (ii) representations and warranties that speak as of a specific date other than the Closing Date (which need be correct only as of such other date). Investor shall deliver a certificate of its officers or other authorized representatives dated the Closing Date confirming that the conditions set forth in this Section 2.3(a) are satisfied on the Closing Date.

          (b) Performance. Investor has performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

            ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company hereby represents and warrants to Investor that:

          3.1     Corporate Status.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or other power and authority to own or lease and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into and to carry out the provisions of the Transaction Agreements and to consummate the Transaction.

          (b) The Company is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be in good standing or so qualified would not, individually or in the aggregate, have a material adverse effect on the Business Condition of the Company and its Subsidiaries taken as a whole.

          3.2 Power and Authority. The Company has the corporate power and authority to execute and deliver, and to perform its obligations under, the Transaction Agreements. The Company has taken all necessary corporate action to authorize the Transaction Agreements and their execution, delivery and performance. This Agreement has been, and as of the Closing Date, the other Transaction Agreements will have been, duly executed and delivered by the Company and this Agreement constitutes, and each of the other Transaction Agreements will constitute upon its execution and delivery, a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application that may affect the enforcement of creditors' rights generally and by general equitable principles.

          3.3 Non-Contravention.

          (a) On the date hereof, the Company is not in violation of any term of its certificate of incorporation (as restated), by-laws or other organizational documents.

          (b) Except as set forth in Schedule 3.3(b), the execution, delivery and performance of this Agreement and the consummation of the Transaction in accordance with the terms hereof will not violate or contravene any provision of applicable Law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding on the Company, except where such violation or contravention would not have a material adverse effect on (i) the Business Condition of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement.

          3.4 Consents and Approvals.

          (a) Schedule 3.4(a) lists, as of the date hereof (i) all Authorizations that, to the knowledge of the Company, are required to be made, filed, given or obtained by the Company and any of its Subsidiaries or controlling persons with, to or from any Governmental Authority in connection with the Transaction and (ii) all consents, approvals and waivers required to be given by, or obtained from, any other Persons to or by the Company and any of its Subsidiaries in connection with the consummation of the Transaction, other than those Authorizations, consents, approvals and waivers as to which the failure to make, file, give or obtain, individually or in the aggregate, would not have a material adverse effect on (i) the Business Condition of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Agreements.

          (b) Except for the HSR Filing and the related Authorization under the HSR Act pertaining to the Transaction, the Company and each of its Subsidiaries has made, filed, given or obtained all Authorizations identified on Schedule 3.4(a) and has been given or obtained all consents, approvals or waivers necessary as of the date hereof for the Company to perform its obligations under the Transaction Agreements at or prior to the Closing.

          3.5 Reports and Information.

          (a) The Company has filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") during the period from January 1, 1996 to May 7, 1999 (excluding any such reports dealing with the Transaction or the execution and delivery of this Agreement or any related agreements) (collectively, the "Company SEC Reports"). None of the Company SEC Reports, as of their respective dates (as amended through May 7, 1999), contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All of the Company SEC Reports, as of their respective dates (as amended through May 7, 1999), complied in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder.

          (b) As of May 7, 1999, the Company has not received notice of any pending investigation of the Company by the SEC.

          (c) The consolidated financial statements of the Company included in the Company's Form 10-K for the year ended December 31, 1998 (the "Company Financial Statements") have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") (except in the case of unaudited statements as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or as described in writing to Investor prior to the date hereof) and the balance sheet as of December 31, 1998 contained in the Company Financial Statements presents fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the date thereof and the other relevant statements for the period ending December 31, 1998 included in the Company Financial Statements present fairly, in all material respects, the consolidated results of operations and cash flows for the Company and its consolidated subsidiaries for the periods then ending.

          3.6 Capitalization.

          (a) As of March 17, 1999, the authorized capital stock of the Company consisted of shares of capital stock divided into nine classes or series as follows: (i) 515,000,000 shares of Nextel Class A Common Stock, of which 274,369,629 shares were outstanding on such date (excluding treasury shares), (ii) 35,000,000 shares of Nextel Class B (Non-Voting) Common Stock, of which 17,830,000 shares were outstanding on such date,
     (iii) 26,941,933 shares of Class A Convertible Redeemable Preferred Stock, of which 7,905,981 shares were outstanding on such date, (iv) 82 shares of Class B Convertible Redeemable Preferred Stock, all of which were outstanding on such date, (v) 26,941,933 shares of Class C Convertible Redeemable Preferred Stock, none of which were outstanding on such date,
     (vi) 1,600,000 shares of Series D Exchangeable Preferred Stock, of which 585,473 shares were outstanding on such date, (vii) 2,200,000 shares of Series E Exchangeable Preferred Stock, of which 815,314 shares were outstanding on such date, (viii) 800,000 shares of Zero Coupon

     Convertible Preferred Stock, of which 591,308 shares were outstanding on such date, and (ix) 5,400,000 shares of Preferred Stock, par value $.01 per share none of which were outstanding on such date.

          (b) All shares of Common Stock outstanding on the date hereof have been duly authorized and are validly issued, fully paid and nonassessable, free from any liens created by the Company with respect to the issuance and delivery thereof.

          (c) When issued or sold in accordance with the terms of this Agreement against payment therefor in the amount of the Purchase Price, the Investor Shares will be duly authorized, validly issued, fully paid and nonassessable, and not subject to statutory preemptive rights or any similar statutory or contractual rights.

          3.7 Absence of Certain Changes or Events. As of May 7, 1999, except as disclosed in the Company SEC Reports, since the date of the most recent audited financial statements included in the Company SEC Reports, there has not been (i) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of the Company's Common Stock, and, with respect to other capital stock of the Company, except for dividends or distributions made in accordance with the terms of such capital stock, (ii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except in accordance with the terms of such capital stock, (iii) as of the date hereof, any damage, destruction or loss of property, whether or not covered by insurance, that has or is reasonably likely to have a material adverse effect on the Company and its subsidiaries taken as a whole, or (iv) as of the date hereof, any change in accounting methods, principles or practices by the Company having a material adverse effect on the Business Condition of the Company and its Subsidiaries, taken as a whole, except insofar as may have been required by a change in GAAP.

          3.8 Litigation. As of May 7, 1999, except as is disclosed in the Company SEC Reports, there is no suit, action or proceeding pending against the Company or any of its subsidiaries that, individually or in the aggregate, is reasonably expected by the Company to be determined adverse to the Company and if so determined would (i) have a material adverse effect on the Business Condition of the Company and its Subsidiaries, taken as a whole, (ii) impair the ability of the Company to perform any of its material obligations under this Agreement and the Registration Rights Agreement, or (iii) prevent the consummation of any of the transactions contemplated by said agreements.

          3.9 Material Facts. As of May 7, 199, except as and to the extent reflected or reserved against in the Company Financial Statements, none of the Company nor any Subsidiary of the Company has any material liabilities or obligations (of the types that, in accordance with GAAP, are required to be reflected or reserved against in the Company Financial Statements) of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, for the periods covered thereby.

          3.10 Brokers and Finders. Neither the Company nor any of its Subsidiaries or Affiliates has employed any investment banker, broker, finder, consultant or intermediary in connection with this Agreement, or the Transaction that would be entitled to any investment banking, brokerage, finder's or similar fee or commission in any way relating thereto or in connection therewith, except as previously disclosed to Investor.

             ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF INVESTOR.

          Investor represents and warrants to the Company that:

          4.1 Corporate Status. Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite corporate or other power and authority to enter into this Agreement and the other Transaction Agreements and to carry out the provisions hereof and thereof and to consummate the Transaction.

          4.2 Power and Authority. Investor has taken all necessary corporate action to authorize the Transaction Agreements and their execution, delivery and performance. This Agreement has been, and as of the Closing Date, the other Transaction Agreements will have been, duly executed and delivered by Investor and this Agreement constitutes, and the other Transaction Agreements will constitute upon its execution and delivery, a valid and binding agreement of Investor enforceable against Investor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application that may affect the enforcement of creditors' rights generally and by general equitable principles.

          4.3 Non-Contravention.

          (a) On the date hereof, Investor is not in violation of any term of its articles of incorporation (as restated), bylaws or other organizational documents.

          (b) Except as set forth in Schedule 4.3(b), the execution, delivery and performance of this Agreement and the consummation of the Transaction in accordance with the terms hereof will not violate or contravene any provision of applicable Law or the articles of incorporation (as restated) or bylaws of Investor or any agreement or other instrument binding on Investor, except where such violation or contravention would not have a material adverse effect on (i) the Business Condition of Investor and its Subsidiaries taken as a whole or (ii) the ability of Investor to perform its obligations under this Agreement.

          4.4 Consents and Approvals.

          (a) Schedule 4.4(a) lists as of the date hereof (i) all Authorizations that, to the knowledge of Investor, are required to be made, filed, given or obtained by Investor and any of its Subsidiaries or controlling persons with, to or from any Governmental Authority in connection with the Transaction and (ii) all consents, approvals and waivers required to be given by, or obtained from, any other Persons to or by Investor and any of its Subsidiaries in connection with the consummation of the Transaction, other than those Authorizations, consents, approvals and waivers as to which the failure to make, file, give or obtain, individually or in the aggregate, would not have a material adverse effect on the ability of Investor to perform its obligations under the Transaction Agreements.

          (b) Except for the HSR Filing and the related Authorization under the HSR Act pertaining to the Transaction, Investor and each of its Subsidiaries has made, filed, given or obtained all Authorizations and has been given or obtained all consents, approvals or waivers necessary as of the date hereof for Investor to perform its obligations under the Transaction Agreements at or prior to the Closing.

          4.5 Investment Intent. Investor is acquiring the Investor Shares for its own account and with no present intention of distributing or selling the Investor Shares in violation of the Securities Act or any applicable state securities law. Investor will not sell or otherwise dispose of any of the Investor Shares, unless such sale or other disposition has been registered or is exempt from registration under the Securities Act and has been registered or qualified or is exempt from registration or qualification under applicable state securities laws. Investor understands that the Investor Shares to be acquired by Investor hereunder have not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 506 of Regulation D promulgated under the Securities Act, and that the reliance of the Company on this exemption is predicated in part on these representations and warranties of Investor contained in this Article 4. Investor acknowledges that a restrictive legend consistent with the foregoing and with the provisions of Section 1.3 and Article 6 has been or will be placed on each certificate representing any Investor Shares, and related stop transfer instructions will be noted in the transfer records of the Company and the Transfer Agent.

          4.6 Accredited Investor Status. Investor is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act and, either alone or in connection with its financial advisors, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment to be made by it hereunder in the Investor Shares.

          4.7 Brokers and Finders. Neither Investor nor any of its Subsidiaries or Affiliates has employed any investment banker, broker, finder, consultant or intermediary in connection with this Agreement or the Transaction that would be entitled to any investment banking, brokerage, finder's or similar fee or commission in any way relating thereto or in connection therewith, other than those (if any) that shall be the sole responsibility of and shall be paid in full by the Investor or its Subsidiaries.

          4.8 Acquisition of Voting Securities. Except for Excepted Shares, neither Investor nor any of its Subsidiaries or Affiliates has any "beneficial ownership" (as that term is defined under Rule 13d-3 under the Exchange Act) of any securities of the Company that are entitled to vote for the election of directors, nor are any of them a party to any agreement or arrangement (a) that gives any of them or entitles any of them to acquire "beneficial ownership"(as that term is defined under Rule 13d-3 under the Exchange Act) of any securities of the Company that are entitled to vote for the election of directors, or (b) with respect to corporate governance matters concerning the Company or its Subsidiaries (including, without limitation, the exercise or failure to exercise voting rights with respect to any voting securities of the Company).

          4.9 Access to Funds. Investor holds or has access to unrestricted funds in amounts sufficient to permit Investor to perform its obligations under this Agreement.

          4.10 Reliance on Company SEC Reports. In making its investment decision and related commitments relating to the acquisition of the Investor Shares hereunder, the Investor hereby confirms that it has relied only on the representations and warranties of the Company set forth herein and on the other information contained or incorporated by reference in the Company SEC Reports filed on or prior to the date hereof, and specifically disclaims reliance on any other information, whether or not provided or otherwise made available by the Company or any authorized representative thereof, and including without limitation any published reports, news stories or analyses relating to the Company and/or its Subsidiaries or their respective businesses, assets, liabilities or prospects.





                          ARTICLE 5. CERTAIN COVENANTS.

          5.1 HSR Act; Other Approvals.

          (a) The Company and Investor agree to make all necessary HSR Act filings relating to the Transaction as promptly as practicable after the date of this Agreement and to use their commercially reasonable efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents requested under such laws and will otherwise cooperate in all reasonable respects with the applicable Governmental Authorities to obtain all required regulatory approvals in as expeditious a manner as possible. Each party will pay its own fees and expenses related to or assessed in connection with any and all filings by it under the HSR Act.

          (b) Each of the Company and Investor will use its commercially reasonable efforts to obtain all necessary Authorizations as are required to be obtained under any federal or state law or regulations, including applicable antitrust laws. Neither of the parties hereto or their respective Subsidiaries or Affiliates will be required to agree to any Adverse Condition or take any action that, in the reasonable opinion of such party, would result in or produce an Adverse Condition.

          (c) The Company and Investor each agree to (and to cause their respective appropriate Subsidiaries and Affiliates to) cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any Requirement of Law or the rules of the NASDAQ-NMS in connection with the Transaction and to use their respective commercially reasonable efforts jointly to agree on a method to overcome any objections by any Governmental Authority to any such Transaction. None of the parties hereto nor any of their respective Subsidiaries or Affiliates will be required to agree to any Adverse Condition or take any action that in the reasonable opinion of such party would result in or produce an Adverse Condition.

          5.2 Public Announcements. Except pursuant to any Requirement of Law, the exercise of fiduciary duty, or the policies or rules of any stock exchange (or the NASDAQ-NMS) on which the Company's or Investor's securities are listed, prior to the Closing Date, the form and content of all press releases or other public communications of any sort relating to the subject matter of this Agreement, the Transaction or any other transaction to be entered into by either of the parties in connection herewith, and the method of their release, or publication thereof by either of the parties hereto or their respective Affiliates, will be subject to the prior approval of each of the parties hereto, which approval will not be unreasonably withheld or delayed. To the extent reasonably requested by a party hereto, on and following the Closing Date, the other party and its Subsidiaries and Affiliates will consult with and provide reasonable cooperation to the other in connection with the issuance of further press releases or other public documents describing the Transaction.

          5.3 Further Assurances. Each party will execute and deliver such additional instruments and other documents and will take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby. Without limiting the generality of the preceding sentence, the Company and Investor will not (and will not permit their Subsidiaries or Affiliates to) take any action or actions at or prior to the Closing that would (a) cause any Authorization or any consent, approval or waiver of any other Person that has been made, filed, given or obtained in connection with the Transaction to be withdrawn or terminated or to otherwise cease to be effective, or (b) require any additional Authorization or any additional consent, approval or waiver of any other Person to be made, filed, given or obtained in connection with the Transaction.

          5.4 Cooperation. The Company and Investor each agree to (and agree to cause their Subsidiaries and Affiliates to) cooperate with the other to consummate, as promptly as possible, the Transaction.

                      ARTICLE 6. RESTRICTIONS ON TRANSFER.

          6.1 Permitted Transfers. Until the Transfer Restriction End Date, Investor shall not Transfer any or all of the Investor Shares, except (i) Transfers made in accordance with Section 6.2 or (ii) Transfers made to its Controlled Affiliates, provided, that any proposed transferee that is a Controlled Affiliate of Investor (an "Affiliate Transferee") must, as a condition to such Transfer, agree to by bound by the restrictions of this
Article 6, and, provided
further, that if Investor ceases to own, directly or indirectly, securities representing at least 80% of the aggregate voting power of all voting securities issued by any such Affiliate Transferee or if Investor ceases to control, directly or indirectly, the management or policies of any such Affiliate Transferee (whether through ownership of securities, partnership or membership interests, by contract or otherwise), then in either such case, any Transfers to such Affiliate Transferee will automatically and without further action be rescinded and nullified and the Affiliate Transferee will be stripped of any ownership or voting rights relating to any Investor Shares and will be irrevocably obligated promptly to Transfer any and all Investor Shares held by it to Investor.

          6.2 Consent Required for Certain Transfers. Except in the case of Transfers to Affiliate Transferees as permitted by clause (ii) of Section 6.1, and subject to the other sections of this Article 6, Investor must obtain the prior written consent of the Company to any proposed Transfer of any Investor Shares by Investor or any Affiliate Transferee until the Transfer Restriction End Date. The Company may refuse to grant or may withhold its consent to any such proposed Transfer of Investor Shares in its sole and absolute discretion, and also in its sole and absolute discretion may condition its consent to any such proposed Transfer of Investor Shares on agreements of either or both the Investor and the proposed transferee, including (by way of example and not limitation), an agreement of the proposed transferee to be bound by any or all of the restrictions set forth in this Article 6 or of the Investor to be jointly and severally liable with the proposed transferee for any breach or violation of this Article 6 by such proposed transferee.

          6.3 Notification of Future Transfers. After the Transfer Restriction End Date, if Investor proposes to make a Transfer, other than a Transfer to an Affiliate Transferee as permitted by clause (ii) of Section 6.1, that involves either (a) a transfer (or series of transfers) to a single person, or a group controlled by a single person, of more than three million Investor Shares, or
(b) a Transfer of any Investor Shares to any person who is known by Investor to be the Beneficial Owner (or who has publicly disclosed that it is the Beneficial Owner) of five million or more shares of Common Stock, Investor must notify the Company in a writing (i) identifying the proposed transferee and (ii) providing in reasonable detail the terms and conditions of the proposed Transfer, at least three Business Days before such proposed Transfer is to be consummated. The number of shares in this Section 6.3 shall be proportionately adjusted to reflect any stock split or combination, stock dividend or other adjustment to the Common Stock.

          6.4 Compliance with Securities Laws. Investor will not (and will cause each relevant Affiliate Transferee not to) Transfer any of the Investor Shares in violation of any applicable federal or state securities Law.

          6.5 Termination of Restrictions. The restrictions on Transfer set forth in this Article 6 will terminate upon a "Change of Control" (as that term is defined in the Company's certificate of incorporation (as restated)).

          6.6. Hedging Activities.

          (a) Except as provided in Section 6.6(b), below, nothing in this
     Article 6 or Article 7 will be deemed to prohibit Investor from engaging in hedging activities relating to its ownership of any Investor Shares.

          (b) Investor is prohibited from engaging in and may not undertake, directly or indirectly, any hedging activities that are or would at the relevant time be required to be reported to the SEC other than in an initial filing pursuant to Section 13 of the Exchange Act.

                              ARTICLE 7. STANDSTILL

          7.1 Investor Standstill. From the date hereof until the later of (i) the Standstill End Date, (ii) the second anniversary of the Closing, or (iii) August 31, 2001, except within the terms of a specific request in writing from the Company or a specific agreement in writing with the Company, neither Investor nor any of Investor's Controlled Affiliates (and, if relevant, none of Investor's Affiliates who Control Investor), will, directly or indirectly:

          (a) propose, publicly announce or otherwise disclose an intent to propose, enter into or agree to enter into, singly or with any other person directly or indirectly: (i) any form of business combination, acquisition or other transaction relating to the Company or any majority owned subsidiary or affiliate of the Company; (ii) any form of restructuring, recapitalization or similar transaction with respect to the Company or any such subsidiary or affiliate; or (iii) any demand, request or proposal to amend, waive or terminate any provision of this letter agreement; or

          (b) (i) acquire, offer, propose or agree to acquire, by purchase or otherwise, beneficial ownership (determined pursuant to Rule 13d-3 under the Exchange Act) of any Nextel Securities (other than Excepted Shares),
     (ii) deposit any Nextel Securities in a voting trust or subject any such securities to any arrangement or agreement with respect to the voting thereof or having similar effect, (iii) propose, make or become a "participant" in any "solicitation" (as those terms are defined in Schedule 14A under the Exchange Act) of proxies or consents with respect to any Nextel Securities, (iv) engage in any course of conduct for the purpose of causing stockholders of the Company to vote contrary to the recommendation of a majority of the board of directors of the Company on any matter presented to such stockholders for their vote, (v) demand a copy of the Company's list of its stockholders or other books and records, or call or seek to call any special meeting of the Company's stockholders for any reason, (vi) participate in or encourage the formation of any partnership, syndicate or other group (within the meaning of Section 13(d)(3) of the Exchange Act) for the purpose of acquiring, holding, voting or disposing of Beneficial Ownership of any Nextel Securities or affecting control of the Company, or (vii) otherwise act, alone or in concert with others (including by providing financing to or for any other person), to seek or to offer to control or influence, in any manner, the management, board of directors or policies of the Company.

          (c) Investor will not be in breach of this Section 7.1 if it or its Controlled Affiliates (i) seek permission to privately present a proposal to the Company to take an action described in (a) or (b) above, but if the Company refuses to grant permission to present the proposal, Investor and its Controlled Affiliates shall take no further action in connection therewith, or (ii) present or propose commercial relationships in the ordinary course of business.

          (d) Notwithstanding anything herein to the contrary, the Company, in its sole and absolute discretion, may waive the provisions of this Article 7, (x) if necessary, advisable or appropriate to obtain pooling treatment in connection with any Change of Control or (y) otherwise as it deems necessary, advisable or appropriate.

                             ARTICLE 8. TERMINATION

          8.1 Termination. This Agreement may be terminated, and the Transaction contemplated to occur at the Closing thereby abandoned, at any time prior to the Closing as follows:

          (a) By mutual written consent of Investor and the Company;

          (b) By Investor, upon written notice to the Company, if any of the conditions set forth in Section 2.2 have not been satisfied on or before September 30, 1999, unless the satisfaction thereof has been frustrated or made impossible by any act or failure to act by Investor; provided, that, at the request of either party, such date may be extended for up to 90 days if required to obtain any Authorization from any Governmental Authority, or to remove any injunction or Order, necessary to consummate the Transaction;

          (c) By the Company, upon written notice to Investor, if any of the conditions set forth in Section 2.3 have not been satisfied on or before September 30, 1999 (or such later date as Investor and the Company may agree in writing), unless the satisfaction thereof has been frustrated or made impossible by any act or failure to act by the Company; provided, that, at the request of either party, such date may be extended for up to 90 days if required to obtain any Authorization from any Governmental Authority or to remove any injunction or Order, necessary to consummate the Transaction;

          (d) By either Investor or the Company, upon written notice to the other, if any of the conditions set forth in Section 2.1 have not been satisfied on or before November 30, 1999, unless the satisfaction thereof has been frustrated or made impossible by any act or failure to act by the party seeking to terminate this Agreement; or

          (e) By Investor or the Company if any Governmental Authority having competent jurisdiction has issued an Order permanently restraining, enjoining or otherwise prohibiting any of such Transaction and such Order has become final and nonappealable.

          8.2. Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.1, each party will pay its own costs and expenses in connection with this Agreement and the Transaction, and neither party (or any of its officers, directors, employees, agents, representatives or stockholders) will be liable to the other party for any costs, expenses, damages or losses of anticipated profits hereunder or relating to the Transaction. In the event of any other termination, the parties will retain any and all rights attendant to a breach of any covenant, representation or warranty made hereunder.

                             ARTICLE 9. DEFINITIONS.

          9.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

          "Adverse Condition" means, in respect of the Company or Investor, any condition or limitation that, in the reasonable opinion of such Person, would
(a) materially diminish, taken as a whole, such Person's rights under this Agreement, or any other agreement entered into in connection with the consummation of the Transaction, or (b) have a material adverse effect on (i) the Business Condition of such Person and its Subsidiaries taken as a whole or
(ii) such Person's ability to perform its obligations and carry out its agreement, this Agreement, or any other agreement entered into in connection with the consummation of the Transaction. An "Adverse Condition" will also be deemed to exist if, in order to obtain any Authorization, either the Company or Investor would be required to divest or hold separate or otherwise take or be obligated to take or commit to take any action that would limit its freedom with respect to any of its existing businesses, assets or product lines.

          "Affiliate" means, as to any Person, another Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person. For the purposes of this definition, "Control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or membership or partnership interests, by contract or otherwise; the terms "Controlling" and "Controlled" have meanings correlative to the foregoing; provided, that the term "Controlled Affiliate" as used herein includes any Affiliate of a Person that is, at the relevant time, Controlled by such Person; and, provided further, that the Company and Investor will not be deemed to be direct or indirect Affiliates of each other and that officers and directors of Investor will not be deemed to be Affiliates of Investor to the extent that an individual officer or director invests for his or her own account or otherwise acts in his or her individual capacity and not in concert with, and is not a participant in a group that includes, Investor.

          "Affiliate Transferee" has the meaning set forth in Section 6.1.

          "Agreement" has the meaning set forth in the preamble.

          "Authorization" means any consent, approval or authorization of, expiration or termination of any waiting period requirement (including pursuant to the HSR Act) of, or filing, registration, qualification, declaration or designation with or by, any Governmental Authority.

          "Beneficial Owner" with respect to any securities means that a Person has "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act.

          "Business Condition" means the business, properties, operations and financial condition of a specified corporation (or group of corporations, as appropriate) or division or area of operations.

          "Business Day" means any day on which there is trading on the New York Stock Exchange and the NASDAQ-NMS.

          "Closing" has the meaning set forth in Section 1.1(b).

          "Closing Date" means the actual date on which the Closing occurs as provided in Section 1.3.

          "Common Stock" means the Class A (Voting) Common Stock, par value $.001 per share, of the Company.

          "Communications Act" means the Communications Act of 1934, as amended, or any successor thereto.

          "Company" has the meaning set forth in the preamble.

          "Company Financial Statements" has the meaning set forth in
Section 3.5(c).

          "Company SEC Reports" has the meaning set forth in Section 3.5(a).

          "Controlled Affiliate" has the meaning set forth in the definition of Affiliate and, for purposes of Section 6.1 hereof, in the case of a "Controlled Affiliate" of Investor, means any Person that is a Controlled Affiliate and in which Investor owns, directly or indirectly, securities representing at least 80% of the aggregate voting power of all voting securities issued by such Person.

          "Currently Announced Transactions" means those transactions identified on Schedule 9.1.

          "Excepted Shares" means Nextel Securities that (x) are acquired as a result of a dividend, stock split or similar event in which all holders of Common Stock are treated equally (except with respect to fractional shares) or
(y) are acquired, directly or indirectly, in the course of normal, day-to-day market or trading activity, are not acquired or held with a view or intent to initiate, participate in or otherwise facilitate any of the actions or activities described in Section 7.1 (a) or (b) (other than subclause (b)(i) thereof) and do not, to the best of Investor's knowledge after due inquiry, exceed in the aggregate 1% of the number of shares of the Company that are outstanding as most recently reported by the Company in its Exchange Act reports.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "FCC" means the Federal Communications Commission.

          "GAAP" has the meaning set forth in Section 3.5(c).

          "Governmental Authority" means any governmental or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether domestic or foreign, federal, state or local.

          "group" has the meaning comprehended by and interpreted under Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules promulgated thereunder.

          "HSR Filing" means the filing(s) to be made on or after the date hereof by each of the parties under the HSR Act.

          "Investor" has the meaning set forth in the preamble.

          "Investor Shares" has the meaning set forth in Section 1.1(a).

          "Law" means any domestic or foreign, federal, state or local, law, statute, ordinance, rule or regulation.

          "NASDAQ-NMS" means the Nasdaq Stock Market National Market.

          "Nextel Securities" means Common Stock or other voting securities of the Company or options or other rights to acquire any such securities, including any securities that by their terms are convertible or exercisable, for, or exchangeable into, directly or indirectly, Common Stock or any such securities.

          "Order" means any judgment, order, injunction, decree, stipulation or award entered or rendered by any Governmental Authority.

          "Person" or "person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature or a group, including without limitation any pension, profit sharing or other benefit plan or trust.

          "Portal Agreement" has the meaning set forth in the second Recital.

          "Portal Agreement Termination Date" means the date that Investor and the Company mutually agree to terminate the Portal Agreement or the day not less than 60 days after Investor has provided written notice to the Company that because of the Company's material default under the Portal Agreement Investor is terminating both that Agreement and its obligations under Section 6.1.

          "Pre-Closing Notice" has the meaning set forth in Section 1.5.

          "Purchase Price" has the meaning set forth in Section 1.1(a).

          "Requirement of Law" means as to any Person, any Law, rule, regulation, order, judgment, decree or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

          "Registration Rights Agreement" means the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A, to be entered into between Investor and the Company on the Closing Date.

          "SEC" has the meaning set forth in Section 3.5(a).

          "Securities Act" means the Securities Act of 1933, as amended.

          "Standstill End Date" means the later of (1) the date on which Investor and all of its Controlled Affiliates cease to have Beneficial Ownership (whether alone or as a member of a group) of any Nextel Securities representing 1% or more of the outstanding Common Stock (other than Excepted Shares), or (2) the second anniversary of the Closing.

          "Subsidiary" means as to any Person, any other Person of which at least 50% of the equity interests are owned, directly or indirectly by such first Person.

          "Transaction" means the purchase and sale of the Investor Shares under this Agreement and the other transactions between the parties that are contemplated to occur at the Closing.

          "Transaction Agreements" means this Agreement and the Registration Rights Agreement.

          "Transfer" means (i) to sell, exchange, pledge or otherwise transfer any interest in, and (ii) a sale, exchange, pledge or other transfer of any interest in, the Investor Shares.

          "Transfer Agent" means the transfer agent for the Common Stock.

          "Transfer Restriction End Date" means the earlier of (1) the Portal Agreement Termination Date or (2) the later of the second anniversary of the Closing or August 31, 2001.

          9.2 Other Definitional Provisions.

          (a) All terms defined in this Agreement have the defined meanings when used in any certificate, report or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

          (b) Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

          (c) As used herein, the neuter gender also denotes the masculine and feminine, and the masculine gender also denotes the neuter and feminine, where the context so permits.

          (d) The words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (e) The words "include," "including" and "or" mean without limitation by reason of enumeration.

                           ARTICLE 10. MISCELLANEOUS.

          10.1 Notices. All notices, demands, requests, certificates or other communications under this Agreement will be in writing and will be deemed to have been duly given when (i) hand delivered, (ii) sent by facsimile transmission confirmed by a return facsimile sent by the recipient, (iii) one day after being sent by commercial courier guaranteeing next Business Day delivery, or (iv) five days after posting in the United States mail, having been sent by registered or certified mail return receipt requested, addressed as follows:

          If to the Company:

                      Nextel Communications, Inc.

                      2001 Edmund Halley Drive

                      Reston, VA  22091

                      Attention:  Thomas J. Sidman, General Counsel

                      Facsimile:  (703) 433-4036



          with a copy to:

                      Jones, Day, Reavis & Pogue

                      North Point

                      901 Lakeside Avenue

                      Cleveland, Ohio  44114

                      Attention:  Jeanne M. Rickert, Esq.

                      Facsimile:  (216) 579-0212


              If to Investor:

                      Microsoft Corporation

                      1 Microsoft Way

                      Redmond, Washington 98052

                      Attention: Greg Maffei, Chief Financial Officer

                      Facsimile: (425)____________



              with a copy to:

                           Preston Gates & Ellis llp

                           5000 Columbia Center

                           701 Fifth Avenue

                           Seattle, WA 98104-7078

                           Attention:  Richard B. Dodd

                           Facsimile: (206) 623-7022


or to such other address(es) or facsimile(s) numbers as either party may hereafter indicate to the other party in writing. Any communication delivered after business hours or on a Saturday, Sunday or legal holiday at the place designated in such delivery, will be deemed for purposes of computing any time period hereunder to have been delivered on the next Business Day.

          10.2 Expenses. Each party will bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other Persons engaged by Investor or the Company, incurred in connection with this Agreement, the Transaction or any other agreements provided for herein or entered into in connection herewith, except as expressly provided otherwise in this Agreement or by any other written agreement of the parties.

          10.3 Benefits; Assignment. The provisions of this Agreement are binding upon, and inure to the benefit of, Investor and the Company and their respective successors and Persons acquiring any Investor Shares by Transfer in accordance with Article 6, to the extent provided therein. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Investor and the Company any rights, remedies or obligations under or by reason of this Agreement. Except as specifically stated in Article 6 (and as provided in Section 1.5), none of the rights or obligations of the Company or Investor hereunder may be assigned to any other Person under any circumstances.

          10.4 Entire Agreement; Amendment and Waiver. This Agreement (which includes the Schedules and Exhibits hereto), and the Registration Rights Agreement and any other agreements to which Investor (including any Persons acquiring any Investor Shares by Transfer in accordance with Article 6, if relevant) and the Company is a party concerning the Transaction or any of the Investor Shares, constitute the entire agreement between Investor and the Company with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between Investor and the Company with respect to the subject matter hereof and thereof. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by each of the parties hereto, and none of the other agreements entered into between Investor (including any Persons acquiring any Investor Shares by Transfer in accordance with Article 6, if relevant) and the Company in connection with this Agreement, the Transaction or any of the Investor Shares may be amended, supplemented or otherwise modified except by an instrument in writing signed by the Company and each other party thereto. No waiver by either party hereto of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by such party. Any waiver by either party hereto of a breach of this Agreement will not operate or be construed as a waiver of any subsequent breach.

          10.5 Headings. The article, section and other headings in this Agreement are for convenience of reference only and are not to affect its meaning, interpretation or construction.

          10.6 Governing Law. This Agreement will be governed by and construed in accordance with the internal, substantive laws of the State of Delaware, without giving effect to any conflicts of law principles of such state.

          10.7 Remedies. Money damages would not be a sufficient remedy for any violation of the terms of Article 6 or Article 7 and, accordingly, the Company is entitled to specific performance and injunctive relief as remedies for any such violation, in addition to all other remedies available at law or in equity. Investor consents to personal jurisdiction in any action brought in any federal or state court within the Commonwealth of Virginia having subject matter jurisdiction in the matter for purposes of any action arising out of this Agreement. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity will be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party does not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          10.8 Severability. In the event that any provision of this Agreement is deemed invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions are not to be in any way be affected or impaired thereby.

          10.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same agreement, and it is not necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          10.10 Communications Act. Nothing in this Agreement is intended or is to be construed to diminish or affect the control of the Company or any of its Subsidiaries over any FCC licenses held by the Company or such Subsidiary in any manner prohibited by the Communications Act or the rules and regulations issued by the FCC.

          10.11 Survival. Any claim for losses or damages resulting from or arising out of any inaccuracy or breach of any representation or warranty herein must be asserted in writing before March 31, 2000. All covenants and agreements, to the extent remaining to be performed after the Closing Date, will survive the Closing Date.

                                    * * * * *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                                 NEXTEL COMMUNICATIONS, INC.



                                                 By: /s/THOMAS J. SIDMAN

                                                 Name: Thomas J. Sidman

                                                 Title: Vice President





                                                 MICROSOFT CORPORATION




                                                 By: /s/GREG MAFFIE

                                                 Name: Greg Maffie

                                                 Title: Chief Financial Officer